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                                                                   EXHIBIT 10.16

                           PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                        PREFCO FIVE LIMITED PARTNERSHIP,

                        A CONNECTICUT LIMITED PARTNERSHIP

                                   ("PREFCO")

                                       AND

                     AMERICAN FINANCIAL RESOURCE GROUP, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                                 ("PURCHASER"),

                             PREFCO V HOLDINGS LLC,

                     A CONNECTICUT LIMITED LIABILITY COMPANY

                              ("GENERAL PARTNER"),

               AND PITNEY BOWES REAL ESTATE FINANCING CORPORATION,

                             A DELAWARE CORPORATION

                               ("LIMITED PARTNER")


                                 August 9, 2002

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                           PURCHASE AND SALE AGREEMENT

          THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 9th day of August, 2002 between PREFCO FIVE LIMITED PARTNERSHIP, a Connecticut limited partnership (successor in interest to PREFCO V Limited Partnership, "Prefco"), AMERICAN FINANCIAL RESOURCE GROUP, LLC, a Delaware limited liability company (together with any of its assignees, "Purchaser"), and PREFCO V HOLDINGS LLC, a Connecticut limited liability company (the "General Partner") and PITNEY BOWES REAL ESTATE FINANCING CORPORATION, a Delaware corporation (the "Limited Partner", and, together with the General Partner, the "Partners").

                              Preliminary Statement

          WHEREAS, Prefco is the owner (i) of an estate for years (the "Estate for Years") expiring on August 31, 2010 (the "Estate for Years Expiration Date") in those certain parcels of land more particularly described in Exhibits A-1 through A-85 annexed hereto and made a part hereof (the "Land"), and (ii) in fee of (a) all buildings, improvements and structures now or hereafter located on the Land (the "Improvements") and (b) certain equipment and fixtures attached thereto (the Estate for Years, Option Rights (defined below), Improvements, equipment, and fixtures are hereinafter collectively referred to as the "Property"); and

          WHEREAS, Carolina-Relco Limited Partnership, a Connecticut limited partnership ("Remainderman"), is the fee owner of the Land, subject to the Estate for Years; and

          WHEREAS, the Property is subject to the terms and conditions of that certain lease (the "Lease") between Prefco, as landlord, and First Union Corporation and First Union National Bank, successor in interest by merger or otherwise, as tenant ("Lessee"), as more fully described in Exhibit B annexed hereto and made a part hereof; and

          WHEREAS, the Land and the Property are encumbered by that certain mortgage described in Exhibit C annexed hereto and made a part hereof (which mortgage, together with the promissory notes secured thereby and any related loan documents, are together called the "Mortgage"); and

          WHEREAS, Prefco, Remainderman and Lessee are parties to that certain agreement (the "Tripartite Agreement") dated as of July 31, 1990 setting forth the understanding among the parties with respect to certain rights of the lessee under the Lease relating to the purchase of the Property and the Land and certain other matters; and

          WHEREAS, Prefco desires to convey all of its right, title and interest in and to the Property, and Purchaser desires to purchase all of Prefco's interest in the Property; and

          WHEREAS, the Purchaser and PREFCO may, at the option of either party, structure the transaction contemplated hereby as a purchase and sale of all of the partnership interests in Prefco (the "Partnership Interests"), in which event each Partner would convey all of its right, title and interest in and to the Partnership Interests held by it to Purchaser.

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          NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties and covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Prefco, Partners and Purchaser hereby agree as follows:

          1. Purchase and Sale of the Property. On the Closing Date and subject to the terms and conditions of this Agreement, Prefco shall sell, assign and convey, and Purchaser or its assignee shall purchase, the Property on the terms and conditions provided in this Agreement.

          2. Closing Documents. On the Closing Date and subject to the terms and conditions of this Agreement, Prefco, Partners and Purchaser shall enter into the Closing Documents to which they are a party.

          3. Purchase Price. Purchaser shall pay, and Prefco shall accept, as the purchase price (the "Purchase Price") for the Property, in addition to Purchaser's acquiring the Property subject to the Mortgage (or Purchaser prepaying all or any part of the loan as evidenced by those certain Series A 9.70% Secured Note Due 2000, Series B 9.91% Secured Note Due 2004, Series C 10.01% Secured Note Due 2007, Series D 10.01% Secured Note Due 2010, Series E 10.42% Secured Note Due 2010, Series F 10.55% Secured Note due 2010 (the "Notes"), which Notes are secured by the Mortgage, as more fully set forth below), the amount of Fifty Four Million Six Hundred Thousand and 00/100 Dollars ($54,600,000.00), as increased or decreased pursuant to the provisions of Sections 7 and 13 hereof, which Purchase Price shall be paid by Purchaser as follows:

             (i) simultaneously with the execution of this Agreement, Purchaser shall deposit with the Title Company (as defined is Section 7 (ii) hereof), as escrow agent (the "Escrow Agent"), the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (together with any interest earned thereon, the "Deposit");

             (ii) simultaneously with Purchaser's satisfaction or waiver of the conditions precedent set forth in Section 7 hereof, Purchaser shall deposit with Escrow Agent the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), which amount will be added to and become part of the Deposit; and

             (iii) At Closing, Purchaser shall pay or shall cause the Escrow Agent to pay to Prefco (or its designees) the Deposit ($500,000.00 plus accrued interest thereon) plus the balance of the Purchase Price in the amount of Fifty Four Million One Hundred Thousand and 00/100 Dollars ($54,100,000.00)(as increased or decreased pursuant to the provisions of Sections 7 and 13 hereof) in immediately available funds by wire transfer to accounts designated by Prefco. Purchaser acknowledges that the Property is subject to the Mortgage and that the Purchase Price shall not be diminished or otherwise reduced by reason thereof, including, without limitation, reductions by reason of the pay off of all or any part of the existing financing, prepayment penalties, or otherwise (whether Purchaser elects to prepay all or any part of the loan as evidenced by the Notes and secured by the Mortgage).

          4. Deposit; Escrow Terms. The Deposit shall be deposited by Escrow
Agent

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in an interest bearing account and the interest shall be payable to whichever party is entitled to receive the Deposit. The parties acknowledge that Escrow Agent is holding the Deposit and interest thereon solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either party in carrying out its role as Escrow Agent hereunder, and that Escrow Agent shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this Agreement or involving its gross negligence. Prefco and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against any and all claims, liabilities and expenses (including reasonable attorneys' fees and disbursements and court costs) which Escrow Agent may incur in connection with any dispute over the distribution of the Deposit, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith or in willful disregard of this Agreement or involving Escrow Agent's gross negligence. Escrow Agent may act or not act in its role as escrow agent hereunder in full reliance upon and with the advice of counsel which it may select and shall be fully protected in so acting or not acting. Escrow Agent has acknowledged its agreement to act as escrow agent in accordance with this Agreement by signing in the place indicated on the signature page of this Agreement. Escrow Agent may at any time discharge its duties hereunder by depositing the Deposit with a court of competent jurisdiction. If the Closing occurs, the Deposit shall be applied toward the Purchase Price and paid to Prefco or the Partners, as applicable. If the Closing does not occur for any reason other than a Purchaser's default, then the Deposit shall be returned to Purchaser.

          5. "As-Is". Purchaser accepts the Property "AS-IS," "WHERE IS," with all faults and defects as of the date hereof and the Closing Date. Purchaser represents that it is relying solely upon its inspection of the Property, if any, for all purposes whatsoever including, without limitation, the determination of the character, size (including quantity of acreage), condition (whether environmental or otherwise), accessibility, compliance with applicable laws, state of repair and title and zoning, except as expressly set forth in this Agreement. Purchaser acknowledges that there have been no representations, warranties, guaranties, statements or information of any kind, express or implied (including, but not limited to, implied warranties of merchantability and fitness for a particular purpose), made or furnished to Purchaser by Prefco or any of its employees or agents, except as expressly set forth in this Agreement. This Section 5 shall survive the termination of this Agreement or the Closing.

          6. Environmental. Prefco makes no representations or warranties to Purchaser that the Property is now or will be through the Closing Date in compliance with applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning environmental matters or the environment. Without limitation and in furtherance of the foregoing, it is expressly agreed between Purchaser and Prefco that the Land and Improvements are being transferred to and accepted by Purchaser pursuant to this Agreement in their present, strict "AS IS, WHERE IS" environmental condition as of the Closing Date and with all environmental faults, including without limitation any environmental defects involving hazardous materials in, on, under or emanating from the Land or Improvements, whether latent or patent, disclosed or undisclosed, asserted or unasserted, known or unknown. Purchaser is not relying on any environmental representation or environmental warranties of any kind whatsoever, express or implied, from Prefco as to any matter concerning the environmental condition or

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environmental quality (surface or subsurface) of the Land and Improvements and hereby expressly and unconditionally waives and releases any and all implied warranties relevant to the environmental condition and/or environmental quality of the same. Nothing set forth in any other section of this Agreement shall be interpreted or construed to be a representation or warranty relating to compliance with environmental, health and safety matters. This Section 6 shall survive the termination of this Agreement or the Closing.

          7.  Approvals and Conditions; Indemnity.

          (a) The obligations of Prefco and Purchaser under this Agreement shall be subject to and contingent upon timely satisfaction of the following conditions, which conditions, if not satisfied or waived as hereinafter provided, shall entitle Prefco or Purchaser, as the case may be, to terminate this Agreement in accordance with (and within the time periods set forth in) this Section 7:

          (i) Review of Documentation Relating to the Property; Physical Inspection of the Land and Improvements. Prefco has heretofore provided Purchaser with copies of all documentation concerning the Property which is in Prefco's possession or control, including without limitation, any existing title policies covering Prefco's interest in the Land and Improvements, the Lease, the Mortgage, the Tripartite Agreement and that certain Option Agreement dated as of July 31, 1990 between Investment Partners Leasing Corporation and Prefco (the "Option Agreement"). In addition, Prefco covenants and agrees to send Lessee the letter in the form attached hereto as Exhibit G, and to use commercially reasonable efforts in obtaining the materials requested therein; provided, however, that such commercially reasonable efforts shall not be construed to require Prefco to threaten or initiate litigation, grant any concession or pay any consideration. Prefco shall continue to cooperate with Purchaser in providing information and documents to assist in Purchaser's investigation of the Property. Purchaser may, at Purchaser's sole risk and expense, undertake such physical inspection of the Land and Improvements as Purchaser deems necessary or appropriate subject to the rights of Lessee under the Lease.

              Notwithstanding any other provisions contained in this Agreement to the contrary, Purchaser understands and agrees that any on-site inspections of the Property shall be conducted in accordance with the provisions of the Lease. Purchaser agrees to indemnify against and hold Prefco harmless from any claims by third parties for liabilities, costs, expenses (including reasonable attorney's fees), damages or injuries arising out of or resulting from the inspection by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold Prefco harmless shall survive Closing or any termination of this Agreement. All on-site inspections shall occur at any reasonable time during normal business hours, upon the giving of reasonable notice, if the

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              inspecting parties take precautions not to unreasonably
              inconvenience Tenant or any persons occupying the Property in accordance with the Lease, and are accompanied by an employee or other representative of Tenant at all times during such entry or inspection. Notwithstanding anything contained in the foregoing to the contrary, Purchaser understands and agrees that it may be excluded from inspecting areas of the Property designated as security areas by Tenant, including, without limitation, vaults, modular vaults and automatic teller machines. Without limitation of the foregoing, Prefco agrees to afford Purchaser and a reasonable number of its authorized agents the right to communicate with Lessee, any subtenants of Lessee (with the permission of Lessee), and Remainderman, provided that Prefco shall be entitled to have a representative present, whether in person or by telephone, as the case may be, during any such communications between Purchaser and such parties.

              Upon the termination of this Agreement in accordance with its terms, Purchaser shall keep confidential all such information and if requested by Prefco, shall furnish to Prefco copies of the written reports, summaries, analyses or results of all such inspections, which Prefco may use or may disclose to any potential purchaser of the Property. Purchaser shall pay in full, prior to delinquency, all bills and invoices for labor and material of any kind arising from the inspection of the Land and Improvements. If there is any damage to or disturbance of any portion of the Land and Improvements in connection with any inspection thereof, Purchaser shall restore such portion of the Land and Improvements as nearly as practicable to its original condition prior to such damage or disturbance including, without limitation, damage to landscaping or trees.

              Purchaser shall have one hundred twenty (120) days from the date hereof (the "Inspection Period") within which it may, at its sole cost and expense, review the documentation (including, without limitation, the Option Agreement, Lease and Tripartite Agreement) and the physical and environmental condition of the Land and Improvements. Purchaser shall have until the end of the Inspection Period to disapprove of the documentation and/or the physical and environmental condition of the Land and Improvements and to terminate this Agreement by delivering a written notice (a "Termination Notice") to Prefco on or before the expiration of the Inspection Period, with time being of the essence with respect to Purchaser's obligation to deliver such notice. If for any reason whatsoever Purchaser determines, in its sole discretion, that the Property, the documentation or any aspect thereof is unsuitable for Purchaser's acquisition, Purchaser shall have the right to terminate this Agreement by delivering said Termination Notice to Prefco prior to the expiration of the Inspection Period, and if Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate, and the provisions

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              of Section 7(b) shall control. If Purchaser decides to go forward with the purchase at or prior to the end of the Inspection Period, it will deliver written notice (an "Approval Notice") to Prefco to that effect. If Prefco does not receive an Approval Notice or a Termination Notice from Purchaser before the end of the Inspection Period, with time being of the essence, Purchaser shall be deemed to have disapproved of the documentation and the physical and environmental condition of the Land and Improvements and all other matters relating thereto, and Purchaser shall be considered to have delivered a Termination Notice in accordance with the provisions hereof.

              The provisions of this Section 7(a)(i) shall survive termination of this Agreement or Closing.

              (ii) Approval of Title and Survey. Upon execution of this Agreement, Purchaser shall be entitled, but shall not be required, to order (A) a commitment for an owner's policy of title insurance (the "Commitment") issued by a title company selected by Purchaser and approved by Prefco (the "Title Company") pursuant to which the Title Company commits to issue an owner's policy of title insurance in such amounts as are reasonably requested by Purchaser (the "Title Policy") and (B) a survey of the Land (the "Survey") in form acceptable to Purchaser and the Title Company (in the event Purchaser elects to obtain title insurance). The costs of the Title Policy (together with any endorsements requested by Purchaser) and Survey shall be paid by Purchaser. During the Inspection Period, Purchaser shall have the opportunity to review the condition of title and survey. At any time prior to the expiration of the Inspection Period, Purchaser may disapprove the Survey and the title exceptions, by delivering written notice (a "Disapproval Notice") to Prefco stating with particularity the exceptions which Purchaser disapproves and the reasons for such disapproval. Time is of the essence with respect to Purchaser's obligation to deliver such Disapproval Notice. Prefco, at its option, shall have fifteen (15) days, from and after delivery of Purchaser's Disapproval Notice, to agree to undertake to cause the surveyor or the Title Company, as the case may be, to remove such objectionable exceptions. Purchaser acknowledges that Prefco shall not be obligated to undertake to cause the Title Company to remove any of the title exceptions. If Prefco agrees to undertake to remove any objectionable exceptions, Prefco will use diligent efforts to cause the removal of such exceptions within thirty (30) days after it agrees to such undertaking, provided however that the Scheduled Closing Date may be adjourned by Prefco, if necessary, for an additional period of sixty (60) days to remove such objectionable exceptions (provided that Prefco is diligently pursuing such removal). If Prefco does not agree to undertake to remove such exceptions or shall fail to remove such objectionable exceptions within such time, Purchaser may (a) elect to

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              waive its objections and close on the Closing Date, (b) terminate this Agreement by delivering a Termination Notice to Prefco within three (3) business days after Prefco's failure to remove such exceptions, or (c) terminate this Agreement by delivering a Termination Notice to Prefco within three (3) business days after Prefco's failure to remove such exceptions with respect to the particular property for which it sent a Disapproval Notice; provided, however, that Purchaser shall not be permitted to terminate this Agreement with respect to a particular property or properties for which it sent a Disapproval Notice which, individually or in the aggregate, constitute greater than five percent (5.0%) of the equity value of all Properties. In the event Purchaser elects option (c) as set forth in the immediately preceding sentence, Purchaser shall be entitled to receive a credit in its favor against the Purchase Price in respect of due diligence expenses, such due diligence expenses not to exceed Five Thousand and 00/100 Dollars ($5,000.00) for each property that Purchaser has terminated this Agreement with respect to in accordance with the foregoing provisions. Notwithstanding the foregoing, Purchaser shall not be entitled to any such reimbursement if the transaction contemplated by this Agreement does not close for any reason whatsoever, and shall not be entitled to any such reimbursement in an amount greater than Fifty Thousand and 00/100 Dollars ($50,000.00). Purchaser's failure to respond within such three (3) business day period shall be deemed an election to terminate this Agreement, and the provisions of
              Section 7(b) shall control. In the event Prefco does not receive a Disapproval Notice from Purchaser prior to the end of the Inspection Period, with time being of the essence, Purchaser shall be deemed to have approved the Survey and the condition of title as set forth in the Commitment through the last day of the Inspection Period. Any title exceptions or survey exceptions not objected to by Purchaser or otherwise waived and accepted by Purchaser shall be deemed "Permitted Exceptions" to the conveyance to Purchaser by Prefco.

              Purchaser may, at or prior to Closing, notify Prefco in writing (the "Gap Notice") of any objections to title: (a) raised by the Title Company between the expiration of the Inspection Period and the Closing; and (b) not disclosed by the Title Company or otherwise known to Purchaser prior to the expiration of the Inspection Period. If Purchaser sends a Gap Notice to Prefco, Purchaser and Prefco shall have the same rights and obligations with respect to such notice as apply to a Disapproval Notice in accordance with the provisions of this Section 7(a)(ii).

              In addition to and without limiting the foregoing, Purchaser shall verbally inform Prefco not more than thirty (30) nor less than twenty (20) days after the date hereof, and from time to time thereafter at Prefco's reasonable request, of the status of Purchaser's document review (including without limitation title and survey) and Property inspection pursuant to this Section

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              7, including a statement of those items and/or documents which
              Purchaser is still reviewing and/or inspecting with respect to the Property.

         (b) Effect of Termination. If this Agreement is terminated pursuant to this Section 7, the Deposit shall be refunded to Purchaser and Purchaser shall return to Prefco or destroy on behalf of Prefco all documents delivered by Prefco to Purchaser pursuant to this Agreement. Upon completion of all of the foregoing, this Agreement shall be deemed terminated and no party shall have any further rights against or obligations to the other parties hereunder, except as to those obligations which are expressly stated to survive the termination of this Agreement.

         (c) Indemnity. Purchaser shall indemnify and hold harmless Prefco from and against any and all liability, loss, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from any action by Purchaser or any of its agents, employees or contractors in connection with any entry onto the Land and Improvements and/or any physical inspection of the same. This provision shall survive the termination of this Agreement or the Closing.

         8. Costs; Prorations. Except as otherwise provided by this Agreement, each party shall pay the out-of-pocket costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Subject to the terms and provisions of this Agreement, in the event Purchaser elects to prepay some or all of the loan as evidenced by the Notes and secured by the Mortgage, any costs incurred in connection with the prepayment of all or any part of said loan, as evidenced by the Notes and secured by the Mortgage and payable to the holder thereof shall be paid by Purchaser upon demand, whether or not this Closing shall occur. There shall be no apportionments, except for any rent under the Lease in excess of debt service on the Mortgage, which excess will be pro-rated from the immediately preceding rent and debt service payment date to and including the Closing Date (all other expenses being the responsibility of the Lessee under the Lease both before and after the Closing
Date).

         9.   Remedies on Default.

              (i) Default by Purchaser. In the event that Closing fails to occur by reason of a default by Purchaser, Prefco shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for default under this Agreement; it being agreed between the parties hereto that the actual damages to Prefco in the event of such default are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

              (ii) Default by Prefco. In the event that Prefco or any Partner defaults in the performance of its obligations under this Agreement for any reason other than Purchaser's default, Purchaser shall be entitled to (a) terminate this Agreement and receive the return of the Deposit, or (b) seek specific performance of this Agreement by Prefco or the Partners. Notwithstanding the foregoing, in the event that all of the closing conditions set forth in this Agreement have been satisfied, including, without limitation, those set forth in Section 13 hereof, and thereafter Prefco or any Partner willfully defaults in the performance of this Agreement,

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Purchaser shall be permitted to pursue an action for damages against Prefco and the Partners relative to such willful default, but such damages shall in no event exceed the lesser of Purchaser's actual reasonable out of pocket expenses or the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Purchaser acknowledges and agrees that in no event shall Prefco's or any Partner's liability pursuant to this Section 9(ii) exceed the lesser of Purchaser's actual reasonable out of pocket expenses or the sum or Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). As a condition precedent to Purchaser's right to pursue an action for damages as set forth above, Purchaser shall be ready, willing and able to perform all of its covenants and obligations to be performed or delivered on or before the Closing including, without limitation, delivery of the balance of the Purchase Price. If Purchaser fails to satisfy such requirements, Prefco shall be entitled to an immediate dismissal of any action for damages and an immediate removal of any lis pendens affecting the Property.

          10. Insurance; Casualty or Condemnation. If any portion of the Improvements are materially damaged or destroyed by fire or other casualty prior to the Closing, or in the event Prefco shall receive notice of any taking or any threatened taking of all or any material portion of the Land or Improvements, this Agreement shall nevertheless remain in full force and effect, without any adjournment of the Closing Date and without any adjustment of the Purchase Price. Prefco and each Partner shall assign all of its rights in and to any interest it may have to the proceeds payable by any party to Prefco or the Partner, if any, as a result of such casualty or condemnation affecting the Land or Improvements, as applicable.

          11. Representations, Warranties and Covenants of Purchaser. Purchaser represents, warrants and covenants to Prefco as of the date hereof as follows, which representations, warranties and covenants shall be deemed to have been made again as of the Closing:

          (a) Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is duly qualified as a foreign entity in each jurisdiction where the nature of its business or the character of its properties requires such qualification;

          (b) Purchaser has all requisite power and authority to carry on its business and to execute and deliver this Agreement and each of the Closing Documents (as hereinafter defined) and to perform its obligations under this Agreement and each of the Closing Documents; and the individual executing this Agreement on behalf of Purchaser hereby represents and warrants that he, she or it has the capacity set forth on the signature page hereof with full power and authority to bind Purchaser to the terms hereof;

          (c) this Agreement has been duly authorized by all necessary actions, duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms except as the enforcement may be limited by (i) the effect of the laws and judicial decisions of the State of Delaware, (ii) the discretion of any court or governmental or public body, authority, bureau or agency

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                 before which any proceeding may be brought or (iii) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

            (d) to the best of Purchaser's knowledge, no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption by, any governmental or public body, authority, bureau or agency is required in connection with the execution, delivery or performance by Purchaser of this Agreement and all of the other Closing Documents, other than those which have been obtained;

            (e) Purchaser's execution, delivery and performance of this Agreement and the other Closing Documents does not and will not violate (i) Purchaser's certificate of formation, operating agreement or the terms of any security issued by it, or (ii) to the best of Purchaser's knowledge, any law, governmental regulation, judgment, order, writ, injunction or decree applicable to Purchaser in any manner which will materially adversely affect Purchasers ability to perform its obligations hereunder, (iii) provided that all necessary consents are obtained, do not and will not constitute a default or event of default under any instrument, contract, agreement, lease or other undertaking to which Purchaser is a party or by which it or any of its properties may be subject or bound in a manner which will materially adversely affect its ability to perform the same, or (iv) do not result and will not result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of its property, except as permitted by the Closing Documents;

            (f) to the best of Purchaser's knowledge without any inquiry, there is no action, suit or proceeding pending or to the best of Purchaser's knowledge, threatened against or affecting Purchaser in any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality which would have any effect on Purchaser's ability to execute and perform its obligations under this Agreement;

            (g) Purchaser has not dealt with any broker, agent or finder in connection with the transaction contemplated by this Agreement. To the extent Purchaser engages a broker in connection with obtaining financing for the acquisition of the Property, the obligations with respect to such broker in connection with such financing shall be the responsibility of Purchaser. Purchaser shall indemnify and hold harmless Prefco from and against any cost, expense (including without limitation reasonable attorneys' fees and disbursements), claim, liability or damage arising out of any claim or demand by any broker, consultant, finder or similar agent claiming to have dealt with Purchaser in connection with this Agreement and the transaction contemplated hereby;

            (h) Purchaser and each of Purchaser's assignees, if any, shall comply with all the requirements, representations, covenants and negative covenants, as the same may be amended from time to time, contained in the Lease, the Tripartite Agreement and the Option Agreement (the foregoing documents are hereinafter collectively referred to as the "Operative Documents");

            (i) Purchaser has not filed any voluntary petition in bankruptcy or been adjudicated as bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar or other relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator for all or any substantial part of its properties; and

            (j) the making, execution and delivery of this Agreement by Purchaser has been induced by no representations, warranties, covenants or agreements other than those expressly set forth in this Agreement.

            12. Representations, Warranties and Covenants of Prefco. Prefco represents, warrants and covenants to Purchaser as of the date hereof as follows, which representations, warranties and covenants shall be deemed to have been made again as of the Closing:

            (a) Prefco has all requisite power and authority to carry on its business and to perform its obligations under this Agreement and each of the other Closing Documents;

            (b) Prefco is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to carry on its business and to execute and deliver this Agreement and each of the other Closing Documents; and the individual executing this Agreement on behalf of Prefco hereby represents and warrants that he, she or it has the capacity set forth on the signature page hereof with full power and authority to bind Prefco to the terms hereof;

            (c) this Agreement has been duly authorized by all necessary actions, duly executed and delivered by Prefco and constitutes a legal, valid and binding obligation of Prefco enforceable against it in accordance with its terms except as the enforcement may be limited by (i) the effect of the laws and judicial decisions of the State of Connecticut, (ii) the discretion of any court or governmental or public body, authority, bureau or agency before which any proceeding may be brought or (iii) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

            (d) to the best of Prefco's knowledge, no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, authority, bureau or agency is required in connection with the execution, delivery or performance by Prefco of this Agreement or the transactions herein contemplated or the Closing Documents to which it is a party other than those which have been obtained;

            (e) Prefco's performance, execution and delivery of this Agreement and the other Closing Documents (i) do not and will not violate
                 (x) Prefco's limited partnership agreement or the terms of any security issued by it, or (y) to the best of Prefco's knowledge, any law, governmental regulation, judgment, order, writ, injunction or decree applicable to Prefco in any manner which will materially adversely affect Prefco's ability to perform its obligations hereunder, (ii) provided that all necessary consents are obtained (including, without limitation, consents of the registered owners of the Notes and any other applicable party), do not and will not violate the provisions of, or constitute a default or an event of default under the Mortgage, (iii) provided that all necessary consents are obtained, do not and will not constitute a default or an event of default under any instrument, contract, agreement, lease or other undertaking to which Prefco is a party or by which any of its properties may be subject or bound in a manner which will materially adversely effect its ability to perform the same; or
                 (iv) do not result and will not result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of its property pursuant to such agreement or instrument, except as permitted by the Closing Documents;

            (f) to the best of Prefco's knowledge without any inquiry, there is no action, suit or proceeding pending or threatened against or affecting Prefco or the Property in any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would have any effect on Prefco's ability to execute and perform its obligations under this Agreement;

            (g) Prefco is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code;

            (h) Prefco has not filed any voluntary petition in bankruptcy or been adjudicated as bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy or insolvency laws, or other relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties or interest in the Land or the Property;

            (i) Prefco has not dealt with any broker in the negotiations of the transactions contemplated by this Agreement. Prefco shall indemnify and hold harmless Purchaser from and against any cost, expense (including without limitation reasonable attorneys' fees and disbursements), claim, liability or damage arising out of any claim or demand by any broker, consultant, finder or similar agent claiming to have dealt with Prefco in connection with this Agreement and the transaction contemplated hereby;

            (j) to Prefco's actual knowledge, the Lease is in full force and effect and has not been modified, except by that certain Agreement Re: Modification of Lease, dated November 27, 1995, that certain Modification Agreement dated as of September 30, 1992, that certain Modification Agreement dated as of January 22, 1996, and that certain Modification Agreement dated as of December 20, 1999, and Prefco has no actual knowledge of any current material default in the performance of the obligations of any party under the Lease;

            (k) after the date hereof and prior to the Closing, except as required under the Lease, Prefco shall not sell or otherwise transfer without Purchaser's consent any part of the Property, or any interest therein (provided, however, that Purchaser acknowledges Prefco is permitted to enter into negotiations for the sale of the Property, and, at such time, Purchaser shall deliver its consent to Prefco (without delay) to enter into such negotiations);

            (l) after the date hereof and prior to the Closing, except as required under the Lease, Prefco shall not enter into or approve any new leases and/or subleases of the Land and Improvements, or amend, modify or extend the Lease, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), except as required pursuant to the terms and conditions of the Lease;

            (m) to the best of Prefco's knowledge, Prefco is the owner of the Estate for Years in the Land, and, to the best of Prefco's knowledge, is the fee owner of the Improvements and Property, all of which are subject to the Permitted Exceptions. Notwithstanding the foregoing, Prefco makes no representations, warranties or covenants with respect to any title matters, it being expressly agreed that Purchaser is relying solely on title insurance commitments issued by the Title Company with respect to such matters;

            (n) the making, execution and delivery of this Agreement by Prefco has been induced by no representations, warranties, covenants or agreements other than those expressly set forth in this Agreement; and

            (o) to the best of Prefco's knowledge, Prefco has not received any written condemnation notice with respect to the Property, except that Prefco was contacted in or about February, 2001 with a request to donate certain property and grant an easement to the Gwinnett County Department of Transportation of Georgia with respect to certain property located at 6155 S. Buford Highway, Norcross, Georgia and 5405 Jimmy Carter Blvd., Norcross, Georgia, however this matter has been inactive since August, 2001.

            13.  Closing; Conditions to Closing.

     (a) Closing. As used herein, "Closing" shall mean the closing of the transactions contemplated herein on the Closing Date (as hereinafter defined). Either party shall have the option, exercisable by such party by delivery of written notice to the other party and the Partners within five (5) days prior to the Closing Date (the "Equity Purchase Notice"), to restructure the transaction contemplated hereby as a purchase and sale of all of the outstanding Partnership Interests in Prefco ("Equity Purchase"). In the event either party exercises such option, the parties hereto hereby agree that this Agreement shall automatically be amended as set forth on Exhibit I hereto; provided, however, that if either party objects to consummating the transaction as an Equity Purchase, which such objection must be exercised, if at all, by providing written notice of such objection to the other party and the Partners within one
(1) day of the receipt of the Equity Purchase Notice (the "Equity Purchase Objection Notice"), then such Equity Purchase Objection Notice shall be deemed void, and the transaction shall proceed as previously contemplated subject to the provisions of this Agreement, with each party bearing one-half (1/2) of any transfer taxes required pursuant to applicable law. The Closing shall take place through an escrow with the Title Company with the closing documents and actions not previously delivered or taken to be delivered to the Title Company or taken on or before the Closing Date in New York, New York at the offices of Prefco's attorneys, as specified by Prefco. The Closing Date shall be on or before January 31, 2003 (the "Scheduled Closing Date") (the Scheduled Closing Date, as adjourned from time to time as provided for more fully below shall be the "Closing Date"). At any time after the expiration of the Inspection Period and prior to the Scheduled Closing Date, Purchaser may adjourn the Scheduled Closing Date as hereinafter provided. Purchaser may adjourn the Scheduled Closing Date for a period of up to thirty (30) days (the "First Adjournment Option") by delivering written notice of such adjournment to Prefco on or before the Scheduled Closing Date. In the event Purchaser exercises the First Adjournment Option, Purchaser may further adjourn the adjourned Closing Date for an additional period of up to thirty (30) days (the "Second Adjournment Option") by delivering written notice of the exercise of such Second Adjournment Option to Prefco, provided, that in no event may the Closing be extended to a date which is later than March 31, 2003. In the event Purchaser exercises the First Adjournment Option, the Purchase Price shall be increased in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and, in the event Purchaser exercises the Second Adjournment Option, the Purchase Price shall be increased in the additional amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

     (b) Conditions to Closing (Purchaser). Purchaser's obligations under this Agreement to proceed with Closing are subject to the satisfaction (or waiver to the extent they may be waived as hereinafter provided) of the following conditions on or before the Closing Date:

          (i) Prefco shall deliver an estoppel certificate to Purchaser from Lessee in the form attached hereto as Exhibit D.

          (ii) Prefco shall deliver an estoppel certificate to Purchaser from Prefco in the form attached hereto as Exhibit H.

          (iii) The Lessee and any third parties enjoying a right of first refusal or other similar rights to purchase the Property, if any, shall have waived said rights. This condition may not be waived by Prefco or Purchaser.

          (iv) In the event Purchaser elects to assume the obligations under the Mortgage, Purchaser shall have obtained the right to assume such Mortgage from the beneficiaries holding the Mortgage or, if Purchaser elects to prepay all or any part of the obligations evidenced by the Notes and secured by the Mortgage, Purchaser shall have obtained the requisite consent to make such prepayment from all necessary parties.

          (v) Purchaser shall have reached a separate agreement with Remainderman, on terms mutually acceptable to Purchaser and Remainderman, for the purchase of said Remainderman's fee interest in the Land. Prefco shall only be required to use commercially reasonable efforts in assisting Purchaser in such negotiations, and such commercially reasonable efforts shall not, without limitation, be construed to require Prefco to grant any concession or pay any consideration

          (vi) Prefco shall have obtained any consents identified in Section 12(e) hereof.

          (vii) All of the representations and warranties of Prefco contained in this Agreement shall be true and correct as of the date of Closing and Prefco shall have performed and satisfied all agreements, covenants and conditions it is required to perform and satisfy under this Agreement prior to or at Closing, or, in the event this Agreement is restructured as an Equity Purchase, all of the representations and warranties of Prefco and the Partners contained in this Agreement shall be true and correct as of the date of Closing and Prefco and the Partners shall have performed and satisfied all agreements, covenants and conditions that they are required perform and satisfy under this Agreement prior to or at Closing.

          (viii) Purchaser shall have received fully executed copies of the Closing Documents.

    (c) Conditions to Closing (Prefco). Prefco's obligations under this Agreement to proceed with Closing are subject to the satisfaction (or waiver to the extent they may be waived as hereinafter provided) of the following conditions on or before the Closing Date:

          (i) Prefco shall be able to obtain an estoppel certificate from Lessee in the form attached hereto as Exhibit D.

          (ii) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the date of Closing and Purchaser shall have performed and satisfied all agreements, covenants and conditions it is required to perform and satisfy under this Agreement prior to or at Closing.

          (iii)  Purchaser shall have paid the Purchase Price as set forth in
Section 3.

          (iv) Prefco shall have received fully executed copies of the Closing Documents.

     (d) Failure of Conditions to Closing. In the event one or more of the conditions to Closing described in Section 13(b) hereof is not satisfied or waived on or before the Closing, and the failure of such conditions to be satisfied is not a result of a default by Prefco, Partners or Purchaser, then Purchaser shall have the right to terminate this Agreement and the escrow created hereby by giving written notice of termination to Prefco. In the event one or more of the conditions to Closing described in Section 13(c) hereof are not satisfied or waived on or before the Closing, and the failure of such conditions to be satisfied is not a result of a default by Prefco, Partners or Purchaser, then Prefco shall have the right to terminate this Agreement and the escrow created hereby by giving written notice of termination to Purchaser.

          14. Documents to be Delivered at Closing. At or prior to Closing, the following documents, certificates, opinions and agreements (the "Closing Documents"), in form and substance satisfactory to Prefco and Purchaser shall be executed and/or delivered by the respective parties thereto:

          (i) Special Warranty Deed to the Estate for Years in Land and fee simple in Improvements (in substantially the form attached hereto as Exhibit E-1 with respect to the parcels located in North Carolina and in substantially the form attached hereto as Exhibit E-2 with respect to the parcels located in Florida), and Limited Warranty Deed to the Estate for Years in Land and fees simple in Improvements (in substantially the form attached hereto as Exhibit E-3 with respect to the parcels located in Georgia), unless the transaction is structured as an Equity Purchase, in which case the foregoing shall not be required;

          (ii) an Assignment and Assumption Agreement (in substantially the form attached hereto as Exhibit F), unless the transaction is restructured as an Equity Purchase, in which case the foregoing shall not be required;

          (iii) appropriate resolutions and consents of Prefco and/or the Partners (or evidence that such consent is not required);

          (iv) Secretary's certificates and corporate resolutions of Purchaser and Prefco and/or the Partners;

          (v) Incumbency certificates of Prefco and/or the Partners and Purchaser;

          (vi) Good standing certificates of Prefco and/or the Partners and Purchaser;

          (vii) Transfer Tax Affidavits/Forms, if any, unless the transaction is restructured as an Equity Purchase, in which case the foregoing shall not be required;

          (viii) "Nonforeign" Person Certificates from Prefco pursuant to Treas. Reg. 1.1445-2T(b)(2), unless the transaction is restructured as an Equity Purchase, in which case the foregoing shall not be required;

          (ix) any other documents required to transfer to Purchaser all right, title, and interest of Prefco in, to, or in any way arising out of or connected with the Property or the Operative Documents, and, in the event the transaction is restructured as an Equity Purchase, any other documents required to transfer to Purchaser all right, title, and interest of the Partners in, to, or in any way arising out of or connected with the Partnership Interests;

          (x) Title affidavits and any other documents reasonably required by the Title Company;

          (xi) Proof as to the waiver and/or lapse of all rights of first refusal and/or first offer, if any;

          (xii) a certificate by each of Prefco and Purchaser (and the Partners in the event that the transaction is restructured as an Equity Purchase) to the effect that their respective representations and warranties contained herein are true and correct as of the Closing; and

          (xiii) Any other documents required pursuant to this Agreement or reasonably requested by the Title Company.

          15. Purchaser's Assignees. Purchaser, at Purchaser's sole cost and expense, may designate separate assignees to acquire title to the Property, or in the event that the transaction is restructured as an Equity Purchase, the Partnership Interests. In the event Purchaser elects to take title to the Property subject to the Mortgage, any assignment of this Agreement or Purchaser's rights hereunder shall be subject to the terms of the Mortgage pertaining to transfers. In the event Purchaser elects to prepay all or any part of the loan as evidenced by the Notes and secured by the Mortgage, any such prepayment shall be subject to the terms of the Mortgage and any other conditions required by the registered owners of such Notes or other applicable party.

          16. Notices. All notices, offers, acceptances, rejections, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered in person or (ii) when sent by telecopier (with receipt confirmed) or (iii) on receipt after being sent by express mail or delivery service guaranteeing overnight delivery, provided that in the case of clause (ii) a copy is mailed by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

          As to Prefco and/or Partners:  c/o Pitney Bowes Credit Corporation
                                         27 Waterview Drive
                                         Shelton, CT 06484-4361
                                         Attention: Mr. Michael Naughton
                                         Telephone: (203) 922-4076
                                         Facsimile: (203) 922-4083

          with a copy to:                Kelley Drye & Warren LLP
                                         101 Park Avenue
                                         New York, New York 10178
                                         Attention: John A. Garraty, Jr., Esq.
                                         Telephone: (212) 808-7653
                                         Facsimile: (212) 808-7897

          As to Purchaser:               American Financial Resource Group, LLC
                                         1725 The Fairway
                                         Jenkintown, Pennsylvania 19046
                                         Attention: Sonya Huffman
                                         Telephone: (215) 887-2280
                                         Facsimile: (215) 481-0200

          with a copy to:                Morgan, Lewis & Bockius LLP
                                         1701 Market Street
                                         Philadelphia, Pennsylvania 19103
                                         Attention: Edward J. Matey, Jr., Esq.
                                         Telephone: (215) 963-5000
                                         Facsimile: (215) 963-5299

or to such other person or address as either party shall furnish to the other party in writing.

          17. Entire Agreement. This Agreement contains the entire agreement between Prefco, Partners and Purchaser with respect to the purchase and sale contemplated hereby and supersedes any prior agreements with respect thereto.

          18. Further Acts. Each party, upon the request of the other, agrees to perform such further acts and to execute and deliver such other documents as are reasonably necessary to carry out the provisions of this Agreement.

          19. Survival of Obligations. The representations, warranties and indemnities of the parties hereto as set forth in this Agreement shall, except as otherwise provided in this Agreement, survive the termination of this Agreement, and shall survive the Closing and the execution, delivery and recording of the agreements, certificates, instruments and other documents referred to herein.

         20. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

         22. Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Connecticut. Prefco, Partners and Purchaser agree that all disputes arising out of or relating to this Agreement and all actions to enforce this Agreement shall be exclusively adjudicated in the state courts of Connecticut or the federal courts sitting in Connecticut or having appellate jurisdiction with respect thereto and Prefco, Partners and Purchaser hereby irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding arising out of or relating to this Agreement or in any action to enforce this Agreement. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process as required by law, shall be necessary in order to confer jurisdiction upon the person of Prefco, Partners or Purchaser in any such court.

         23. Exhibits. All of the Exhibits annexed hereto are incorporated herein by reference and form part of this Agreement.

         24. Miscellaneous. In the event that any provision of this Agreement shall be determined to be void or unenforceable, such determination shall not affect the remaining provisions of this Agreement; and this Agreement shall not be construed against the party preparing it but shall be construed as if both parties prepared this Agreement.

         25. Third Parties. This Agreement shall not be deemed to confer in favor of any third parties any rights whatsoever as third-party beneficiaries, the parties hereto intending by the provisions hereof to confer no such benefits or status.

         26. Jury Waiver. PREFCO, PARTNERS AND PURCHASER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM FILED BY EITHER PARTY (AND THEIR RESPECTIVE NOMINEES, DESIGNEES, AND ASSIGNEES), WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF THIS AGREEMENT OR THE SALE OF THE PROPERTY OR ANY ACTS OR OMISSIONS OF ANY SUCH PERSON, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH. THIS SECTION 27 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING.

         27. Successors and Assigns. Subject to the provisions of Section 16 hereof,
this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted transferees, successors and assigns.

         28. No Joint Venture. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of seller and purchaser with respect to the Property to be conveyed as contemplated hereby.

         29. Confidentiality. Each party agrees to maintain in confidence the dealings, negotiations and agreements of the parties with respect to this Agreement and the transaction contemplated hereby, and neither of them shall make any disclosure of any information regarding those matters (except to their members, officers, directors, employees, accountants, lenders, attorneys, consultants, appropriate governmental personnel, and others who have a need for that information and who agree to comply with this provision, and except as to any information which is a matter of public record or provided in connection with applicable governmental proceedings), (a) unless both Prefco and Purchaser otherwise agree in writing, or (b) except as may be necessary in order to comply with applicable law after consultation with legal counsel.

         30. Saturdays, Sundays or Holidays. In the event that any of the dates specified in this Agreement shall fall on a Saturday, Sunday or a holiday, then the date of such action shall be deemed to be extended to the next business day.

         31. Section Headings. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.

         32. Section 1031 Exchange. Purchaser and Prefco agree to execute any documents necessary for Prefco to effectuate the transfer of the subject property as reasonably requested by Prefco, including, without limitation, an assignment of any purchase agreement to a "qualified intermediary" as defined in Treas. Reg. 1.103(k) - 1(g)(4) if requested by such qualified intermediary in order for said party to be able to effectuate a "like kind exchange" pursuant to Internal Revenue Code Section 1031 and the regulations promulgated thereunder, provided that such actions by Prefco have no material adverse impact on Purchaser.

         33. Cooperation. Prefco, Partners and Purchaser hereby agree to cooperate with each other in providing all information, documents and other materials within their reasonable control necessary to assist Purchaser in the investigation of the Property and Prefco as contemplated by this Agreement. Purchaser agrees to reasonably cooperate with Prefco and Partners in order to minimize any transfer taxes and similar taxes imposed on Prefco or Partners in connection with the transaction, including without limitation, as provided above, structuring the transaction as a sale of Partnership Interests in Prefco, provided that Purchaser shall not be required to take any action which will increase the risks or the costs of the transaction to Purchaser.

         34. Interim Covenants. From and after the date hereof and up to and including the Closing Date or the termination of this Agreement, Prefco and Partners shall promptly deliver (to the extent actually received by Prefco or the Partners) to Purchaser copies of written default notices, notices of lawsuits (including, without limitation, condemnation proceedings), and notices of violations affecting the Property, Prefco or the Partnership Interests. In addition, Prefco and the Partners shall deliver (to the extent actually received by Prefco or the Partners) to Purchaser copies of written default notices, notices of lawsuits (including, without limitation, condemnation proceedings), and notices of violations affecting the Property, Prefco or the Partnership Interests which are now in the possession of Prefco or Partners.

               [the remainder of the page is intentionally blank]

         IN WITNESS WHEREOF, Prefco and Purchaser have caused this Agreement to be executed, under seal, by their respective signatories thereunto duly authorized.

                           PREFCO:

                           PREFCO FIVE LIMITED PARTNERSHIP, a Connecticut limited partnership

                               By:   Prefco V Holdings LLC, a Connecticut
                                     limited liability company, its general
                                     partner

                                     By:  Harlow Aircraft Inc., sole member

                                          By:   ________________________________
                                                Name: __________________________
                                                Title: _________________________


                           PARTNERS:

                           PREFCO V HOLDINGS LLC, a Connecticut limited liability company

                                     By:  Harlow Aircraft Inc., sole member

                                          By:   ________________________________
                                                Name: __________________________
                                                Title: _________________________


                           PITNEY BOWES REAL ESTATE FINANCING CORPORATION, a Delaware corporation

                               By:   _______________________________
                                     Name: _________________________
                                     Title: ________________________

                           PURCHASER:

                           AMERICAN FINANCIAL RESOURCE GROUP, LLC, a Delaware limited liability company

                               By: _____________________________________
                                   Name: _______________________________
                                   Title: ______________________________

                           ESCROW AGENT:

                           By: _____________________________________
                               Name: _______________________________
                               Title: ______________________________

                            EXHIBITS A-1 THROUGH A-85

                       [legal descriptions to be inserted]

                                    EXHIBIT B

                                      Lease

         That certain Lease dated July 31, 1990 between First Union Corporation and First Union National Bank (successor in interest by merger or otherwise), as lessee, and PREFCO Five Limited Partnership (successor in interest to PREFCO V Limited Partnership), as lessor, as amended by that certain Agreement Re:
Modification of Lease, dated November 27, 1995, that certain Modification Agreement dated as of September 30, 1992, that certain Modification Agreement dated as of January 22, 1996, and that certain Modification Agreement dated as of December 20, 1999.

                                    EXHIBIT C

                                    Mortgage

         That certain Trust Indenture, Deed of Trust and Security Agreement made by PREFCO V Limited Partnership, a Connecticut Limited Partnership (now known as Prefco Five Limited Partnership) and Carolina-Relco Limited Partnership, as grantors, to the Chase Manhattan Bank (National Association) (now known as JP Morgan Chase Bank) as corporate trustee and Charles J. Heinzelman (now Andrew M.
Deck) as individual trustee, jointly as the trustees, and the Registered Owners of Notes, as beneficiaries.

                                    EXHIBIT D

   First Union Corporation and First Union National Bank Estoppel Certificate

To:         American Financial Resource Group, LLC ("American Financial")

Re:         Lease dated July 31, 1990, as amended by that certain Agreement Re:
            Modification of Lease dated November 27, 1995, that certain Modification Agreement dated as of September 30, 1992, that certain Modification Agreement dated as of January 22, 1996, and that certain Modification Agreement dated as of December 20, 1999 (collectively "Lease")

Landlord:   PREFCO Five Limited Partnership, a Connecticut limited partnership, successor in interest to PREFCO V Limited Partnership

Tenant: First Union Corporation and First Union National Bank, successor in interest by merger or otherwise

Premises:   See Exhibits "A-1 through A-85" attached hereto and incorporated herein by reference

Ladies and Gentlemen:

     The undersigned is the tenant ("Tenant") pursuant to the Lease. Tenant understands that Landlord and American Financial have entered into that certain Purchase and Sale Agreement dated _______ ___, 2002, and further understands that American Financial is relying on the statements made by it in this Estoppel Certificate. Tenant hereby certifies, represents and warrants to American Financial as follows as of the date set forth below:

1. A true, correct and complete copy of the Lease is attached hereto as Exhibit B which is incorporated herein by this reference. The Lease has not been amended, modified, supplemented or superseded in any manner whatsoever, except as specifically stated above. The Lease constitutes a complete statement of the agreements, covenants, terms and conditions of Landlord and Tenant with respect to the letting of the Premises, and there are no other agreements or understandings between Landlord and Tenant with respect to the Premises or the Lease, except for that certain Option Agreement, Option and Subordination Agreement, Tripartite Agreement, and Assignment of Lease, copies of which are attached hereto as Exhibit C.

2. The term of the Lease commenced on July 31, 1990 and will end on August 31, 2010.

3. The Lease is in full force and effect and has not been terminated with respect to the Premises.

4.   To the best of Tenant's knowledge, there are no defaults under the Lease
     (i) in the payment of rent or any other amounts due under the Lease or (ii) in the observance or performance of any other agreement, covenant, term or condition to be observed or performed by Landlord or Tenant. Tenant has no knowledge of any state of facts or events that, with the passage of time or the giving of notice, or both, would constitute a default by Landlord or Tenant.

5. Tenant has paid all installments of: (i) Basic Rent (as defined in the Lease) that is payable to Landlord through the month of _________, and (ii) Additional Rent (as defined in the Lease) that is payable to Landlord, if any, through the month of _________.

6. To the best of Tenant's knowledge, all conditions under the Lease to be performed by Landlord have been completed to its satisfaction. To the best of Tenant's knowledge, there is no work to be performed by Tenant that has not been completed, and there are no defects or deficiencies that may entitle Landlord to cancel the Lease or to receive any other benefit or relief. Tenant has no knowledge that the Premises are not in compliance with any federal, state or local law, statute, rule, regulation, code or ordinance applicable to the Premises. Tenant has not received notice of any "casualty" (as defined in the Lease) or of a pending or threatened "condemnation" (as defined in the Lease) with respect to the Premises. Tenant has not given Landlord notice that it intends to terminate the Lease or to provide a substitute parcel with respect to the Premises pursuant to Paragraph 13 of the Lease.

7.   Landlord did not require a security deposit from Tenant under the Lease.

8. The party executing this Estoppel Certificate on behalf of Tenant is fully authorized and empowered to do so.

9. Tenant is the sole tenant under the Lease and is the sole tenant in possession of the Premises, or any portion thereof, except as set forth on Exhibits D-1 through D-___.

                  [remainder of page intentionally left blank]

     The certifications, representations and warranties herein made shall be binding upon Tenant, its heirs, legal representatives, successors and assigns, and shall inure to benefit of American Financial and its respective successors and assigns.

Dated:_______________, 2003

                                 FIRST UNION CORPORATION

                                   By: _______________________
                                       Name: _________________
                                       Title: ________________

                                 FIRST UNION NATIONAL BANK

                                   By: _______________________
                                       Name: _________________
                                       Title: ________________

                     EXHIBITS A-1 THROUGH A-85 TO EXHIBIT D

                 [legal descriptions to be attached at Closing]

                             EXHIBIT B TO EXHIBIT D

       [lease and all amendments/modifications to be attached at Closing]

                             EXHIBIT C TO EXHIBIT D

        [option agreement, option and subordination agreement, tripartite agreement and assignment of lease to be attached at Closing]

                      EXHIBITS D-1 THROUGH D- TO EXHIBIT D

                     [insert legal descriptions at Closing]

                                   EXHIBIT E-1

                                                          [NORTH CAROLINA - LAND
                                                        ESTATE AND IMPROVEMENTS]


Prepared by and after recording                              Property No. ______
return to:                                                   Street Address:
___________________                                          ___________________
___________________                                          ___________________
___________________                                          ___________________
___________________

Parcel Identification No. ___________
Tax Lot Number: ____________
Excise Tax: $ ______________

                              SPECIAL WARRANTY DEED

            (Estate for Years in Land and Fee Simple in Improvements)

     PREFCO FIVE LIMITED PARTNERSHIP, a Connecticut limited partnership, successor in interest to PREFCO V LIMITED PARTNERSHIP, a Connecticut limited partnership, the address of which is c/o Pitney Bowes Credit Corporation, 27 Waterview Drive, Shelton, Connecticut 06484 ("Grantor"), in consideration of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, have and by these presents do grant, bargain, sell, and convey to AMERICAN FINANCIAL RESOURCE GROUP, LLC, a Delaware limited liability company, having its principal place of business at ________________ ("Grantee"), an estate for years ("Land Estate") in that parcel or parcels of land in the County of _____________, State of North Carolina, more particularly described on Exhibit A attached hereto and made a part hereof, and in Grantor's right, title, and interest, if any, in and to all streets and roads abutting the said parcel or parcels and all easements, privileges, tenements, hereditaments, and appurtenances belonging unto said parcel or parcels or in anywise appertaining thereto (the "Premises"), said Land Estate to terminate at the end of August 31, 2010.

     TOGETHER WITH all right, title, and interest of Grantor as the fee owner of, in, and to all buildings and improvements now located on the Premises and hereafter located or erected thereon, in replacement of existing buildings and improvements, whether below or above grade level, and all easements, privileges, tenements, hereditaments, and appurtenances belonging unto said buildings and improvements or in anywise appertaining thereto (all such buildings and improvements being collectively referred to as the "Improvements"), which are intended to be and remain real property, and to become and remain the sole and exclusive property of Grantee and its successors and assigns.

     SUBJECT TO only those matters affecting title to the Land Estate and the Improvements that are described on Exhibit B attached hereto and made a part hereof.

     TO HAVE AND TO HOLD the Land Estate, and all privileges and appurtenances thereto belonging, unto Grantee and its successors and assigns through and including August 31, 2010 and to have and to hold the Improvements unto Grantee and its successors and assigns forever.

     And Grantor covenants with Grantee that Grantor is seized of the Land Estate and the Improvements, has the right to convey the same, that title thereto is marketable and free and clear of all encumbrances except as herein stated and that, except as herein stated, Grantor will warrant and defend the title against the lawful claims of all persons claiming by, through or under Grantor.

     IT BEING THE INTENT of Grantor and Grantee to convey to Grantee all of Grantor's interest in the Premises and the Improvements [NOTE: ADDITIONAL LANGUAGE TO BE INCLUDED IN THE EVENT CAROLINA - RELCO SELLS ITS REMAINDER INTEREST TO GRANTEE PURSUANT TO SEPARATE AGREEMENT].

     The designation Grantor and Grantee as used herein shall include said parties, their successors and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Grantor has caused this deed to be executed and its seal to be hereto affixed and attested by its officers hereunto duly authorized, as of the ____ day of _____________, 2003.


                                      GRANTOR:

                                      PREFCO FIVE LIMITED PARTNERSHIP, a
                                      Connecticut limited partnership

                                      By:   Prefco V Holdings LLC, a Connecticut
                                            limited liability company, its
                                            general partner

                                            By:   Harlow Aircraft Inc., sole
                                                  member

                                                 By:   _______________________
                                                       Name: _________________
                                                       Title: ________________

STATE OF CONNECTICUT             )
                                 : SS.:
County of HARTFORD               )

          On the ___ day of_________________ , 2003 before me, the undersigned, a Notary Public in and for said State, personally appeared _______________, known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                          _____________________________________
                                          Notary Public

                            EXHIBIT A TO EXHIBIT E-1

                 [legal descriptions to be attached at Closing]

                            EXHIBIT B TO EXHIBIT E-1

              [to be added at Closing as set forth in Title Policy]

                                   EXHIBIT E-2

                                                                 [FLORIDA - LAND
                                                        ESTATE AND IMPROVEMENTS]


Prepared by and after recording                            Property No. ________
return to:                                                 Street Address:
__________________________                                 _____________________
__________________________                                 _____________________
__________________________                                 _____________________
__________________________

Property Appraiser's
Parcel Identification
Number: RE # __________________

STATE OF FLORIDA                                     Grantee Tax ID #___________
COUNTY OF _____________________

                              SPECIAL WARRANTY DEED

            (Estate for Years in Land and Fee Simple in Improvements)


     THIS INDENTURE is made as of the ____ day of ______________, 2003, from PREFCO FIVE LIMITED PARTNERSHIP, a Connecticut limited partnership, successor in interest to PREFCO V LIMITED PARTNERSHIP, a Connecticut limited partnership, the address of which is c/o Pitney Bowes Credit Corporation, 27 Waterview Drive, Shelton, Connecticut 06484 ("Grantor"), to AMERICAN FINANCIAL RESOURCE GROUP, LLC, a Delaware limited liability company, having its principal place of business at _____________ ("Grantee").

     WITNESSETH that Grantor, for and in consideration of the sum or Ten and 00/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, and conveys to Grantee an estate for years (the "Land Estate") in the interest of Grantor in the following (a) that parcel or parcels of land situate, lying, and being in the County of _________________, State of Florida, more particularly described in Exhibit A attached hereto and incorporated herein by reference, (b) all right, title and interest of Grantor, if any, in and to all streets and roads abutting the said parcel or parcels and (c) all easements, privileges, tenements, hereditaments, and appurtenances belonging unto said parcel or parcels or in anywise appertaining thereto (collectively, the "Premises"), said estate for years to expire on August 31, 2010.

     TOGETHER WITH all of the interest of Grantor as the fee simple owner of, in, and to all buildings and improvements now located on the Premises, whether below or above grade level, and all easements, privileges, tenements, hereditaments, and appurtenances belonging unto said buildings and improvements or in anywise appertaining thereto (all such buildings and improvements being collectively referred to as the "Improvements"), which are intended to be and remain real property and to become and remain the sole and exclusive property of Grantee and its successors and assigns.

     SUBJECT TO only those matters affecting title to the Land Estate and the Improvements that are set forth on Exhibit B attached hereto and incorporated herein by reference.

     TO HAVE AND TO HOLD the Land Estate and all privileges and appurtenances thereto belonging, unto Grantee and its successors and assigns through and including August 31, 2010 and to have and to hold the Improvements unto Grantee and its successors and assigns forever.

     And Grantor covenants with Grantee that Grantor is seized of the Land Estate and the Improvements, has the right to convey the same, that title thereto is marketable, and Grantor does hereby specifically warrant the title to the Land Estate and the Improvements and will defend the same against the lawful claims of all person claiming by, through, or under Grantor, and no other.

     IT BEING THE INTENT of Grantor and Grantee to convey to Grantee an estate for years in the Premises and fee simple title to the Improvements, [NOTE:
ADDITIONAL LANGUAGE TO BE INCLUDED IN THE EVENT CAROLINA - RELCO SELLS ITS REMAINDER INTEREST TO GRANTEE PURSUANT TO SEPARATE AGREEMENT].

     The designations Grantor and Grantee as used herein shall include said parties, their heirs, administrators, executors, successors, and assigns, and shall include singular, plural, masculine, feminine, or neuter as required by context.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Grantor has caused this instrument to be executed in its name by its duly authorized officers and caused its corporate seal to be hereto affixed the day and year first above written.

                                    GRANTOR:

SIGNED AND SEALED IN                PREFCO FIVE LIMITED
THE PRESENCE OF:                    PARTNERSHIP, a Connecticut limited
                                    Partnership

_______________________________

Name: _________________________     By:  Prefco V Holdings LLC, a  Connecticut
          (Type or Print)                limited liability company, its general
                                         partner

Name: _________________________          By:  Harlow Aircraft Inc., sole member
          (Type or Print)

                                             By: _______________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                                 [Affix Corporate seal]

STATE OF CONNECTICUT            )
                                :  SS.:
COUNTY OF HARTFORD              )


          On the ___ day of ________________, 2003 before me, the undersigned, a Notary Public in and for said State, personally appeared _______________, known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                        ________________________________________
                                        Notary Public

                            EXHIBIT A TO EXHIBIT E-2

                 [legal descriptions to be attached at Closing]

                            EXHIBIT B TO EXHIBIT E-2

              [to be added at Closing as set forth in Title Policy]

                                   EXHIBIT E-3

                                                          [GEORGIA - LAND ESTATE
                                                               AND IMPROVEMENTS]


                                                      Property Number: _________

                                                       Street Address:
                                                       _________________________
                                                       _________________________
                                                       _________________________

Prepared by and after recording
Return to:

___________________________
___________________________
___________________________
___________________________

STATE OF GEORGIA
COUNTY OF _____________________



                              LIMITED WARRANTY DEED
            (Estate for Years in Land and Fee Simple in Improvements)


     THIS INDENTURE is made the ___ day of ________________ , 2003 between PREFCO FIVE LIMITED PARTNERSHIP, a Connecticut limited partnership, successor in interest to PREFCO V LIMITED PARTNERSHIP, a Connecticut limited partnership ("Grantor"), the address of which is c/o Pitney Bowes Credit Corporation, 27 Waterview Drive, Shelton, Connecticut 06484, to AMERICAN FINANCIAL RESOURCE GROUP, LLC, a Delaware limited liability company ("Grantee"), having its principal place of business at_________________.

     WITNESSETH that: Grantor, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) in hand paid at and before the sealing and delivery of these presents, the receipt and adequacy of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed, and confirmed, and by these presents does grant, bargain, sell, alien, convey, and confirm unto Grantee an estate for years (the "Land Estate") in that parcel or parcels of land in __________________ County, Georgia, more particularly described in Exhibit A attached hereto and incorporated herein by reference and in Grantor's right, title, and interest, if any, in and to all streets and roads abutting the said parcel or parcels and all easements, privileges, tenements, hereditaments, and appurtenances belonging unto said parcel or parcels or in anywise appertaining thereto (the "Premises"), said Land Estate to expire on August 31, 2010.

     TOGETHER WITH all right, title, and interest of Grantor as the fee simple owner of, in, and to all buildings and improvements now located on the Premises and hereafter located or erected on the Premises in replacement of existing buildings and improvements, whether below or above grade level, and all easements, privileges, tenements, hereditaments, and appurtenances belonging unto said buildings and improvements or in anywise appertaining thereto (all such buildings and improvements being collectively referred to as the "Improvements"), which are intended to be and remain real property and to become and remain the sole and exclusive property of Grantee and its successors and assigns.

     SUBJECT TO only those matters affecting title to the Land Estate and the Improvements that are set forth on Exhibit B attached hereto and incorporated herein by reference.

     TO HAVE AND TO HOLD the Land Estate, with all and singular the rights, members, privileges, and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit, and behoof of Grantee through and including August 31, 2010; and to have and to hold the Improvements, with all and singular the rights, members, and appurtenances thereof, to the same being, belonging, or in anyway appertaining, to the only proper use, benefit, and behoof of Grantee forever in FEE SIMPLE.

     And Grantor covenants with Grantee that Grantor is seized of the Land Estate and the Improvements, has the right to convey the same, title thereto is marketable, Grantor has done nothing to impair such title as Grantor received, and Grantor, except as herein stated, will warrant and forever defend the right and title to the Land Estate and the Improvements unto Grantee against the claims of all persons owning, holding, or claiming by, through, or under Grantor.

     IT BEING THE INTENT of Grantor and Grantee to convey to Grantee the Land Estate and the fee simple title in the Improvements [NOTE: ADDITIONAL LANGUAGE TO BE INCLUDED IN THE EVENT CAROLINA - RELCO SELLS ITS REMAINDER INTEREST TO GRANTEE PURSUANT TO SEPARATE AGREEMENT].

     The designations Grantor and Grantee as used herein shall include said parties, their heirs, administrators, executors, successors, and assigns, and shall include singular, plural, masculine, feminine, or neuter as required by context.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Grantor, by its duly authorized officers, has signed and sealed this deed the day and year above written.

Signed, sealed, and                           GRANTOR:
delivered this ______ day
of ____________, 2003                         PREFCO FIVE LIMITED

                                              PARTNERSHIP, a Connecticut limited
                                              partnership
__________________________

Unofficial Witness                            By: Prefco V Holdings LLC, a
                                                  Connecticut limited liability
                                                  company, its general partner

__________________________
Notary Public                                     By: Harlow Aircraft Inc., sole
                                                      member

[Notarial Stamp or Seal]
                                                      By: ______________________
                                                          Name: ________________
                                                          Title: _______________


My commission expires:                                Attest: __________________
                                                          Name: ________________
                                                          Title: _______________

___________________________
                                                      [Affix Corporate Seal]

STATE OF CONNECTICUT           )
                               : SS.:
COUNTY OF HARTFORD             )


          On the ___ day of _____________ , 2003 before me, the undersigned, a Notary Public in and for said State, personally appeared _______________, known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                    ____________________________________________
                                    Notary Public

                            EXHIBIT A TO EXHIBIT E-3

                 [legal descriptions to be attached at Closing]

                            EXHIBIT B TO EXHIBIT E-3

              [to be added at Closing as set forth in Title Policy]

                                    EXHIBIT F

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and effective as of this ______ day of __________, 2003 (the "Closing Date"), between PREFCO FIVE LIMITED PARTNERSHIP, a Connecticut limited partnership (successor in interest to PREFCO V Limited Partnership ("Assignor")), and AMERICAN FINANCIAL RESOURCE GROUP, LLC, a ____________ limited liability company ("Assignee").


                               W I T N E S S E T H

          WHEREAS, Prefco is the owner (i) of an estate for years (the
"Estate for Years") expiring on August 31, 2010 (the "Estate for Years Expiration Date") in those certain parcels of land more particularly described in Exhibits A-1 through A-85 annexed hereto and made a part hereof (the "Land"), and (ii) in fee of (a) all buildings, improvements and structures now or hereafter located on the Land (the "Improvements") and (b) certain equipment and fixtures attached thereto (the Estate for Years, Option Rights (defined below), Improvements, equipment, and fixtures are hereinafter collectively referred to as the "Property"); and

         WHEREAS, Carolina-Relco Limited Partnership, a Connecticut limited partnership ("Remainderman"), is the fee owner of the Land, subject to the Estate for Years; and

         WHEREAS, Assignor has options, pursuant to the Option and Subordination Agreement (the "Option Agreement") dated as of July 31, 1990, between Assignor, as optionee, and Remainderman, as optionor, including without limitation (i) the option to lease the Land for a period beyond the Estate for Years Expiration Date, (ii) the option to purchase the Land, and (iii) the option to refinance the Property (which options are together called the "Option Rights"); and

         WHEREAS, the Land and the Improvements are subject to the terms and conditions of that certain lease (the "Lease") between Assignor, as landlord, and First Union Corporation and First Union National Bank, successor in interest by merger or otherwise to First Union National Bank of North Carolina, First Union National Bank of Georgia, and First Union National Bank of Florida, as tenant ("Lessee"), as more fully described in Exhibit B annexed hereto and made a part hereof; and

         WHEREAS, Assignor, Remainderman and Lessee are parties to that certain agreement (the "Tripartite Agreement") dated as of July 31, 1990 setting forth the understanding among the parties with respect to certain rights of the lessee under the Lease relating to the purchase of the Property and the Land and certain other matters; and

         WHEREAS, pursuant to the terms and conditions of the Purchase and Sale Agreement dated as of _________ ___, 2002, between Assignor and Assignee, Assignor has agreed to assign to Assignee all of its right, title and interest in, to and under the Option

Agreement, the Lease and the Tripartite Agreement (collectively, the "Operative Documents") upon the terms and conditions hereof; and

         WHEREAS, Assignee desires to assume all of Assignor's obligations under the Operative Documents arising on and after on the Closing Date upon the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Assignor hereby assigns, transfers and sets over to Assignee all of its right, title and interest in, to and under the Operative Documents upon the terms and conditions herein set forth, to have and to hold the same unto Assignee, its successors and assigns, forever, subject to all of the terms, covenants and conditions of the Operative Documents.

         2. Assignee hereby accepts the assignment of Assignor's right, title and interest in, to and under the Operative Documents upon the terms and conditions herein set forth and hereby assumes and shall fully punctually pay and perform and observe all of the terms, covenants and conditions of the Operative Documents by Assignor arising from and after the Closing Date.

         3. Assignor shall indemnify and hold harmless Assignee from and against any and all claims, liabilities, obligations, costs and expenses, including, without limitation, reasonable attorneys' fees, which arise out of the Operative Documents and relate to the period prior to the Closing Date. Assignee shall indemnify and hold harmless Assignor from and against any and all claims, liabilities, obligations, costs and expenses, including, without limitation, reasonable attorneys, fees, which arise out of the Operative Documents and relate to the period on or after the Closing Date.

         4. This Assignment may be amended at any time by Assignor and Assignee but only by an instrument in writing signed by Assignor and Assignee.

         5. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         6. This Assignment may be executed in two or more counterparts, all of which shall be considered one and the same Assignment.

         7. This Assignment shall be governed and construed in accordance with the laws of the State of Nebraska, without regard to any applicable principles of conflicts of laws.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              ASSIGNOR:

                              PREFCO FIVE LIMITED PARTNERSHIP, a Connecticut limited partnership

                                     By: Prefco V Holdings LLC, a Connecticut
                                         limited liability company, its general
                                         partner

                                         By: Harlow Aircraft Inc., sole member

                                            By: __________________________
                                                Name: ____________________
                                                Title: ___________________

                                    ASSIGNEE:

                                    AMERICAN FINANCIAL RESOURCE GROUP, LLC,
                                    a Delaware limited liability company

                                             By: ____________________
                                                 Name: ______________
                                                 Title: _____________

STATE OF CONNECTICUT                )
                                    : SS.:
County OF HARTFORD                  )


         On the ___ day of _________________, 2003 before me, the undersigned, a Notary Public in and for said State, personally appeared _______________, known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                    ______________________________________
                                    Notary Public

                                 ACKNOWLEDGEMENT

                [insert appropriate acknowledgement for assignee]

                     EXHIBITS A-1 THROUGH A-85 TO EXHIBIT F

                 [legal descriptions to be attached at Closing]

                                    EXHIBIT G
                         PREFCO FIVE LIMITED PARTNERSHIP
                               27 Waterview Drive
                         Shelton, Connecticut 06484-4361

________, 2002

Attention: Corporate Real Estate
First Union Corporation
Two First Union Center
Charlotte, NC 28288-0340

First Union Corporation
One First Union Center
301 South College Street
Charlotte, NC 28288-0013
Attention: General Counsel

Re:  Lease Agreement dated July 31, 1990 ("Lease")

Dear Tenant:

             The undersigned has entered into a Purchase and Sale Agreement with American Financial Resource Group, LLC ("American Financial") to purchase the portfolio of properties contained in the Lease. In connection with such agreement, we are requesting that you provide the following documentation with regard to each property subject to the Lease:

     1.   Copies of all Environmental Reports (Article 10);
     2.   Copies of all notices of violations;
     3.   Copies of any notices of condemnation;
     4.   Copies of all of the subleases for each property;
     5.   Listing of properties no longer occupied by Tenant;
     6.   Alterations and Improvements to the properties in excess of $400,000;
          and
     7.   Copies of Tenants most recent year end financial statements.
             Please forward copies of these documents to the attention of Joe Surace at the address indicated above. If you have any questions, please contact Joe directly at (203) 922-4078.

PREFCO FIVE LIMITED PARTNERSHIP, a
Connecticut limited partnership

         By:  Prefco V Holdings LLC, a
              Connecticut limited liability
              company, its general partner

              By:  Harlow Aircraft Inc.,
                   sole member

                   By: _________________________
                       Name: ___________________
                       Title: __________________

                                    EXHIBIT H

              Prefco Five Limited Partnership Estoppel Certificate

To:         American Financial Resource Group, LLC ("American Financial")

Re:         Lease dated July 31, 1990, as amended by that certain Agreement Re:
            Modification of Lease dated November 27, 1995, that certain Modification Agreement dated as of September 30, 1992, that certain Modification Agreement dated as of January 22, 1996, and that certain Modification Agreement dated as of December 20, 1999 (collectively "Lease")

Landlord:   PREFCO Five Limited Partnership, a Connecticut limited partnership, successor in interest to PREFCO V Limited Partnership

Tenant: First Union Corporation and First Union National Bank, successor in interest by merger or otherwise

Premises:   See Exhibits "A-1 through A-85" attached hereto and incorporated herein by reference

Ladies and Gentlemen:

     The undersigned is the landlord ("Landlord") pursuant to the Lease. Landlord and American Financial have entered into that certain Purchase and Sale Agreement dated _______ ___, 2002 relating to the sale of the Premises, and Landlord understands that American Financial is relying on the statements made by it in this Estoppel Certificate. Landlord hereby certifies, represents and warrants to American Financial as follows as of the date set forth below:

1. A true, correct and complete copy of the Lease is attached hereto as Exhibit B which is incorporated herein by this reference. The Lease has not been amended, modified, supplemented or superseded in any manner whatsoever, except as specifically stated above. The Lease constitutes a complete statement of the agreements, covenants, terms and conditions of Landlord and Tenant with respect to the letting of the Premises, and there are no other agreements or understandings between Landlord and Tenant with respect to the Premises or the Lease, except for that certain Option Agreement, Option and Subordination Agreement, Tripartite Agreement, and Assignment of Lease, copies of which are attached hereto as Exhibit C.

2. The term of the Lease commenced on July 31, 1990 and will end on August 31, 2010.

3. The Lease is in full force and effect and has not been terminated with respect to the Premises.

4.   To the best of Landlord's knowledge, there are no defaults under the Lease
     (i) in the payment of rent or any other amounts due under the Lease or (ii) in the observance or performance of any other agreement, covenant, term or condition to be observed or performed by Landlord or Tenant. Landlord has no knowledge of any state of facts or events that, with the passage of time or the giving of notice, or both, would constitute a default by Landlord or Tenant.

7. Landlord has received all installments of: (i) Basic Rent (as defined in the Lease) that is payable to Landlord through the month of ______________, and (ii) Additional Rent (as defined in the Lease) that is payable to Landlord, if any, through the month of

8. To the best of Landlord's knowledge, all conditions under the Lease to be performed by Tenant have been completed to the satisfaction of Landlord. To the best of Landlord's knowledge, there is no work to be performed by Tenant that has not been completed, and there are no defects or deficiencies that may entitle Landlord to cancel the Lease or to receive any other benefit or relief. Landlord has no knowledge that the Premises are not in compliance with any federal, state or local law, statute, rule, regulation, code or ordinance applicable to the Premises. Landlord has not received notice of any "casualty" (as defined in the Lease) or of a pending or threatened "condemnation" (as defined in the Lease) with respect to the Premises. Landlord has not received notice from Tenant that Tenant intends to terminate the Lease or to provide a substitute parcel with respect to the Premises pursuant to Paragraph 13 of the Lease.

7.   Landlord did not require a security deposit from Tenant under the Lease.

10. The party executing this Estoppel Certificate on behalf of Landlord is fully authorized and empowered to do so.

                  [remainder of page intentionally left blank]

     The certifications, representations and warranties herein made shall be binding upon Landlord, its heirs, legal representatives, successors and assigns, and shall inure to benefit of American Financial and its respective successors and assigns.

Dated:_______________, 2003


                            PREFCO FIVE LIMITED PARTNERSHIP, a Connecticut limited partnership

                                   By:   Prefco V Holdings LLC, a Connecticut
                                         limited liability company, its general
                                         partner

                                         By:   Harlow Aircraft Inc., sole member

                                               By:   _______________________
                                                     Name: _________________
                                                     Title: ________________

                     EXHIBITS A-1 THROUGH A-85 TO EXHIBIT H

                 [legal descriptions to be attached at Closing]

                             EXHIBIT B TO EXHIBIT H

       [lease and all amendments/modifications to be attached at Closing]

                             EXHIBIT C TO EXHIBIT H

        [option agreement, option and subordination agreement, tripartite agreement and assignment of lease to be attached at Closing]

                                    EXHIBIT I

                             AMENDMENTS TO AGREEMENT

Section 1 shall be amended and restated to read as follows:

          1. Purchase and Sale of Partnership Interests. On the Closing Date and subject to the terms and conditions of this Agreement, each Partner shall sell, assign and convey, and Purchaser shall purchase, the Partnership Interest held by Partner on the terms and conditions provided in this Agreement.

Section 3 shall be amended and restated to read as follows:

          3. Purchase Price. Purchaser shall pay, and the Partners shall accept, pro rata based on the percentage of Partnership Interests owned by them respectively ("Pro Rata Interest"), as the purchase price (the "Purchase Price") for the Partnership Interests, in addition to the Purchaser acquiring the Partnership Interests in Prefco subject to the Mortgage on the Property (or Purchaser otherwise satisfying the Mortgage, by prepayment or otherwise), the amount of Fifty Four Million Six Hundred Thousand and 00/100 Dollars ($54,600,000.00), as increased or decreased pursuant to the provisions of Sections 7 and 13 hereof, which Purchase Price shall be paid by Purchaser as follows:

               (i) simultaneously with the execution of this Agreement, Purchaser shall deposit with the Title Company (as defined is Section 7 (ii) hereof), as escrow agent (the "Escrow Agent"), the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (together with any interest earned thereon, the "Deposit");

               (ii) simultaneously with Purchaser's satisfaction or waiver of the conditions precedent set forth in Section 7 hereof, Purchaser shall deposit with Escrow Agent the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), which amount will be added to and become part of the Deposit; and

               (iii) At Closing, Purchaser shall pay or shall cause the Escrow Agent to pay to the Partners (or their designees) the Deposit ($500,000.00 plus accrued interest thereon) plus the balance of the Purchase Price in the amount of Fifty Four Million One Hundred Thousand and 00/100 Dollars ($54,100,000.00) (as increased or decreased pursuant to the provisions of Sections 7 and 13 hereof) in immediately available funds by wire transfer to accounts designated by the Partners, such amount to be paid to the Partners based on their Pro Rata Interest. Purchaser acknowledges that the Property is subject to the Mortgage and that the Purchase Price shall not be diminished or otherwise reduced by reason thereof, including, without limitation, reductions by reason of the pay off of existing financing, prepayment penalties, or otherwise.

A new Section 12A shall be added to the Agreement to read as follows:

          12A. Representations, Warranties and Covenants of Partners. Each Partner, jointly and severally, represents, warrants and covenants to Purchaser as of the date hereof as follows, which representations, warranties and covenants shall be deemed to have been made again as of the Closing:

          (a) Partner has all requisite power and authority to carry on its business and to perform its obligations under this Agreement and each of the other Closing Documents;

          (b) Partner is an entity duly organized, validly existing and in good standing under the laws of the State of Connecticut or Delaware, as applicable, and has all requisite power and authority to carry on its business and to execute and deliver this Agreement and each of the other Closing Documents; and the individual executing this Agreement on behalf of Partner hereby represents and warrants that he, she or it has the capacity set forth on the signature page hereof with full power and authority to bind Partner to the terms hereof;

          (c) this Agreement has been duly authorized by all necessary actions, duly executed and delivered by Partner and constitutes a legal, valid and binding obligation of Partner enforceable against it in accordance with its terms except as the enforcement may be limited by (i) the effect of the laws and judicial decisions of the State of Connecticut or Delaware, as applicable, (ii) the discretion of any court or governmental or public body, authority, bureau or agency before which any proceeding may be brought or (iii) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

          (d) to the best of Partner's knowledge, no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, authority, bureau or agency is required in connection with the execution, delivery or performance by Partner of this Agreement or the transactions herein contemplated or the Closing Documents to which it is a party other than those which have been obtained;

          (e) Partner's performance, execution and delivery of this Agreement and the other Closing Documents (i) do not and will not violate
               (x) Partner's certificate of formation or other charter document, bylaws, operating agreement or partnership agreement, as applicable, or (y) to the best of Partner's knowledge, any law, governmental regulation, judgment, order, writ, injunction or decree applicable to Partner in any manner which will materially adversely affect Partner's ability to perform its obligations hereunder, (ii) provided that all necessary consents are obtained, do not and will not violate the provisions of, or constitute a default or an event of default under the Mortgage,
               (iii) provided that all necessary consents are obtained, do not and will not constitute a default or an event of default under any instrument, contract, agreement, lease or other undertaking to which Partner is a party or by which any of its properties may be subject or bound in a manner which will materially adversely effect its ability to perform the same; or (iv) do not result and will not result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of its property pursuant to such agreement or instrument, except as permitted by the Closing Documents;

          (f) to the best of Partner's knowledge without any inquiry, there is no action, suit or proceeding pending or threatened against or affecting Partner or the Property in any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would have any effect on Partner's ability to execute and perform its obligations under this Agreement;

          (g) Partner is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code;

          (h) Partner has not filed any voluntary petition in bankruptcy or been adjudicated as bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy or insolvency laws, or other relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties or interest in the Land or the Property;

          (i) Partner has not dealt with any broker in the negotiations of the transactions contemplated by this Agreement. Partner shall indemnify and hold harmless Purchaser from and against any cost, expense (including without limitation reasonable attorneys' fees and disbursements), claim, liability or damage arising out of any claim or demand by any broker, consultant, finder or similar agent claiming to have dealt with Partner in connection with this Agreement and the transaction contemplated hereby;

          (j) to Partner's actual knowledge, the Lease is in full force and effect and has not been modified, except by that certain Agreement Re: Modification of Lease, dated November 27, 1995, that certain Modification Agreement dated as of September 30, 1992, that certain Modification Agreement dated as of January 22, 1996, and that certain Modification Agreement dated as of December 20, 1999, and Partner has no actual knowledge of any current material default in the performance of the obligations of any party under the Lease;

          (k) after the date hereof and prior to the Closing, except as required under the Lease, Partner shall not sell or otherwise transfer without Purchaser's consent all or any part of the Partnership Interest held by it, or any interest therein;

          (l) after the date hereof and prior to the Closing, except as required under the Lease, Partner shall not permit Prefco to enter into or approve any new leases and/or subleases of the Land and Improvements, or amend, modify or extend the Lease, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), except as required pursuant to the terms and conditions of the Lease;

          (m) to the best of Partner's knowledge, Prefco is the owner of the Estate for Years in the Land, and, to the best of Partner's knowledge, Prefco is the fee owner of the Improvements and Property, all of which are subject to the Permitted Exceptions. Notwithstanding the foregoing, Partner makes no representations, warranties or covenants with respect to any title matters, it being expressly agreed that Purchaser is relying solely on title insurance commitments issued by the Title Company with respect to such matters;

          (n) the making, execution and delivery of this Agreement by Partner has been induced by no representations, warranties, covenants or agreements other than those expressly set forth in this Agreement;

          (o) Partners own the Partnership Interests held by them free and clear of all liens, trusts, encumbrances, security interests, charges, options and claims of any kind. Partners own all outstanding equity and voting interests in Prefco. All of the Partnership Interests have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon Prefco and were issued in compliance with all applicable charter documents of Prefco and to the best of its knowledge, all applicable federal, state and foreign securities laws, rules and regulations. There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from Prefco or either Partner any partnership interests of, or any securities convertible into, the partnership interests of Prefco. There are, and have been, no preemptive rights with respect to the issuance of the partnership interests of Prefco;

          (p) Prefco has no subsidiaries and no stock or other equity, voting or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity;

          (q) To the best of its knowledge, Prefco is not subject to or in violation of any judgment, decree, order or decision of any federal, state or local court or governmental agency or authority or any statute, law, ordinance, rule or regulation of any federal, state, local or other governmental agency or body or of any other type of regulatory body;

          (r) Prefco does not now conduct nor has it ever conducted any business except for the ownership of the Property. Except for the Lease (together with recorded copies of Short Form Lease and Memorandum of Lease), Mortgage, Note Purchase Agreement, Series A 9.70% Secured Note Due 2000, Series B 9.91% Secured Note Due 2004, Series C 10.01% Secured Note Due 2007, Series D 10.01% Secured Note Due 2010, Series E 10.42% Secured Note Due 2010, Series F 10.55% Secured Note due 2010, Assignment of Lease, various UCC Financing Statements, Agreement of Sale and Purchase, Tripartite Agreement, Option and Subordination Agreement, Option Agreement, Owner's Certificate, Power of Attorney, and all other operative documents (including, without limitation, all modification agreements and documents relating thereto), Prefco is not a party to, or subject to any liability, obligation or restriction of any kind under, any written or oral contract, agreement, instrument, license or other document or instrument that constitutes a contract under applicable law;

          (s) to the best of Partner's knowledge without any inquiry, (i) there is no claim, action, lawsuit, arbitration, administrative or other proceeding, or criminal or other governmental investigation, inquiry or prosecution pending or threatened against Prefco (together, "Litigation"), (ii) no claim has been asserted and no event has occurred that might reasonably be expected to result in Litigation against Prefco and (iii) there is no reasonable basis for any such claim;

          (t)  intentionally omitted;

          (u)  Prefco does not now have nor has it ever had any employees;

          (v) attached as Schedule 12A(v) is a pro-forma balance sheet as of the date hereof; Prefco has no liabilities except as set forth on such balance sheet;

          (w) Prefco is a partnership for federal, state and local income tax purposes;

          (x) Prefco has delivered to Purchaser true, correct and complete copies of its certificate of limited partnership and partnership agreement;

          (y) on the Closing Date, the Partners shall cause all present managers, officers and directors of Prefco to resign as of the Closing Date;

A new Section 12B shall be added to the Agreement to read as follows:

     12B. Indemnity. From and after the Closing, the Partners, jointly and severally, shall indemnify and hold harmless Purchaser and each of Purchaser's managers, directors, officers, partners, members, stockholders, employees, and their successors and assigns (each, a "Purchaser Indemnified Party") from and against any costs and expenses (including attorney's fees), judgments, fines, losses, claims and damages (collectively, "Damages"), incurred by any Purchaser Indemnified Party resulting from, related to or arising out of in any way to any
(a) misrepresentation, omission, breach of warranty or nonfulfillment of any agreement or covenant by or on the part of the Partners pursuant to Section 12A above and (b) liabilities, obligations or the operations of Prefco which arise out of or relate to any period prior to or on the Closing Date.